Chengdu International Airport Contract Summary

Contracting Parties:

Party A:        Titan Media Company Limited

Party B:        Chengdu International Airport Advertising Co. Ltd.

Term:           8 Years (June 2006 to May 2014)

Total Value:    4,395,050.80 RMB (Approx. US$ 549,000)

Contract Ref:   2006-XA-X-016

Location:       New Terminal

                Arrival Level 24 size 2.5 m x 3 m Light Boxes Departure Level 8 size 1.8 m x 3 m Light Boxes

Exclusivity:    Party A enjoys exclusive rights to outdoor scrolling light boxes at New Terminal

Rent:           55,000 RMB (Approx. US$ 6,875) per sign per year
                Year 3 increase 8%
                Year 4 increase 10%
                Year 5 increase 15%
                Year 6 increase 15%
                Year 7 increase 15%
                Year 8 increase 15%

Security
Deposit:        198,000 RMB (Approx. US$ 24,750)

Date First
Signed:         June 1, 2006

Finalized and
Effective:      August 1, 2006